Exhibit 35

THE BANK OF NEW YORK MELLON (FORMERLY THE BANK OF NEW YORK)

OFFICERS’ CERTIFICATE
ANNUAL STATEMENT OF THE TRUSTEE

CWMBS, INC.
CHL MORTGAGE PASS-THROUGH TRUST RESECURITIZATION 2008-2R,
RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 2008-2R

The undersigned does hereby certify that the undersigned is an officer of The Bank of New York Mellon (formerly The Bank of New York) (the “Trustee”), and does hereby further certify pursuant to Section 3.11 of the Trust Agreement for the above-captioned Series (the “Agreement”) that:

(i)           A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

(ii)           To the best of my knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.

/s/ Paul Catania                                                                                                Dated: March 9, 2009

Paul Catania
Assistant Vice President